SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
August 31, 2007
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 (Commission File Number)	04-2870273 (I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
 (Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Rockland Trust Company (“Rockland Trust”), the wholly-owned bank subsidiary of Independent Bank Corp. (the “Company”), is the plaintiff in the pending federal court case commonly known as Rockland Trust Company v. Computer Associates International, Inc., United States District Court for the District of Massachusetts Civil Action No. 95-11683-DPW (the “CA Case”). As previously disclosed on July 30, 2007, the judge who is presiding over the CA case informed the parties on July 24, 2007 that he is “going to enter judgment for Computer Associates.” As previously disclosed on August 1, 2007, the Company established a $1.4 million accrual for the CA Case, effective as of June 30, 2007.
On August 31, 2007 the judge in the CA Case issued a Memorandum And Order (the “Decision”) which directed the Clerk to enter judgment for Computer Associates “in the amount of $1,089,113.73 together with prejudgment interest in the amount of $272,278.43 for a total of $1,361,392.16.” On Wednesday, September 5, 2007 Rockland Trust paid the amount due to Computer Associates in accordance with the Decision from the accrual established on August 1, 2007.
The Decision also states that: “. . . Computer Associates asserts in a recent filing that it has incurred $1,160,586.81 in attorney fees and costs. . . The propriety of the award of attorney fees and costs is disputed by Rockland Trust . . . Computer Associates may choose to pursue attorney fees and costs through, for example, a motion to amend or make additional findings. . . Should it do so, I will establish a briefing schedule to resolve with the matter with a view towards an amended judgment, if necessary and appropriate.”

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: September 5, 2007	By:	/s/ Edward Seksay
EDWARD SEKSAY
GENERAL COUNSEL